EXHIBIT 99.1

SMTC Appoints J. Randall Waterfield to Board of Directors

TORONTO, April 23, 2012 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX), a global electronics manufacturing services provider, announced today the appointment of Mr. J. Randall Waterfield to its Board of Directors. Mr. Waterfield is the Chairman of Waterfield Group, a diversified financial services holding company.  Mr. Waterfield is the Managing Director of Waterfield Asset Management, a registered investment advisor, and an owner and member of the Board of Directors of Cappello Waterfield & Co., an investment banking concern.

Mr. Waterfield also currently serves on the Board of Directors of Waterfield Enterprises, LLC, TheRateReport.com, Asure Software (Nasdaq:ASUR), RF Industries (Nasdaq:RFIL), Waterfield Technologies, and the Culver Military Summer School. Previously, Mr. Waterfield was at Goldman Sachs & Co., where he worked as an institutional asset manager from 1996 through 1999, responsible for small capitalization growth portfolios.  Mr. Waterfield holds the Chartered Financial Analyst designation.

Alex Walker, SMTC's President and Co-Chief Executive Officer, stated, "We are very excited to welcome J. Randall to the Board. His significant experience in finance and M&A, and on both public and private boards will help us to build value for our shareholders."

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with more than 1,800 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq Global Market under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

CONTACT: For further information:
         Alex Walker
         President and Co-Chief Executive Officer, SMTC Corporation
         (905) 413.1190
         Email: investorrelations@smtc.com